Exhibit 4.2

SUBORDINATED NOTE CERTIFICATE

HARBORONE BANCORP, INC.

5.625% FIXED-TO-FLOATING RATE SUBORDINATED NOTE
DUE SEPTEMBER 1, 2028

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT (A) PURSUANT TO, AND IN ACCORDANCE WITH, A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT AT THE TIME OF SUCH TRANSFER; (B) TO A PERSON THAT YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OR TO A PERSON THAT YOU REASONABLY BELIEVE TO BE AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT; OR (C) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT).

THIS SUBORDINATED NOTE IS A GLOBAL SUBORDINATED NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO AS NOMINEE OF THE DEPOSITORY TRUST COMPANY (“DTC”) OR A NOMINEE OF DTC. THIS SUBORDINATED NOTE IS EXCHANGEABLE FOR SUBORDINATED NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SUBORDINATED NOTE (OTHER THAN A TRANSFER OF THIS SUBORDINATED NOTE AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES SPECIFIED IN THE INDENTURE.

UNLESS THIS SUBORDINATED NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY SUBORDINATED NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO, OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS SUBORDINATED NOTE WILL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR

SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS SUBORDINATED NOTE WILL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH RESTRICTIONS SET FORTH IN THE INDENTURE IDENTIFIED HEREIN.

THE SECURITY AND THE OBLIGATIONS OF THE COMPANY AS EVIDENCED BY THIS SUBORDINATED NOTE (1) ARE NOT A DEPOSIT AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY OR FUND AND (2) ARE SUBORDINATE IN THE RIGHT OF PAYMENT TO ALL SENIOR INDEBTEDNESS (AS DEFINED IN THE INDENTURE IDENTIFIED HEREIN).

CERTAIN ERISA CONSIDERATIONS:

THE HOLDER OF THIS SUBORDINATED NOTE, OR ANY INTEREST HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH A “PLAN”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY, AND NO PERSON INVESTING “PLAN ASSETS” OF ANY PLAN MAY ACQUIRE OR HOLD THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS SUBORDINATED NOTE, OR ANY INTEREST HEREIN, ARE NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE AND HOLDING. ANY PURCHASER OR HOLDER OF THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER: (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN TO WHICH TITLE I OF ERISA OR SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLANS, OR ANY OTHER PERSON OR ENTITY USING THE “PLAN ASSETS” OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE OR (ii) SUCH PURCHASE OR HOLDING WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH FULL EXEMPTIVE RELIEF IS NOT AVAILABLE UNDER APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.

ANY FIDUCIARY OF ANY PLAN WHO IS CONSIDERING THE ACQUISITION OF THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN SHOULD CONSULT WITH HIS OR HER LEGAL COUNSEL PRIOR TO ACQUIRING THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN.

No. 2028-[•]	Accredited Investor CUSIP 41165F AB7
Accredited Investor ISIN: US41165FAB76
QIB CUSIP: 41165F AA9
QIB ISIN: US41165FAA93

HARBORONE BANCORP, INC.

5.625% FIXED-TO-FLOATING RATE SUBORDINATED NOTE DUE 2028

THIS OBLIGATION IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY OR FUND.

1.                                      Indenture; Holders.  This Subordinated Note is one of a duly authorized issue of notes of HarborOne Bancorp, Inc., a corporation organized under the laws of the Commonwealth of Massachusetts (the “Company”), designated as the “5.625% Fixed-to-Floating Rate Subordinated Notes due 2028” (the “Subordinated Notes”) in an aggregate principal amount of $35,000,000 and initially issued on August 30, 2018. The Company has issued this Subordinated Note under that certain Indenture dated as of August 30, 2018, as the same may be amended or supplemented from time to time (“Indenture”), between the Company and UMB Bank, N.A., as Trustee. All capitalized terms not otherwise defined in this Subordinated Note will have the meanings assigned to them in the Indenture. The terms of this Subordinated Note includes those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). This Subordinated Note is subject to all such terms, and the Holder (as defined below) is referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent any provision of this Subordinated Note irreconcilably conflicts with the express provisions of the Indenture, the provisions of the Indenture will govern and be controlling.

2.                                      Payment.  The Company, for value received, promises to pay to Cede & Co., or its registered assigns (the “Holder”), as nominee of the DTC, the principal sum of THIRTY-FIVE MILLION DOLLARS (U.S.) ($35,000,000), plus accrued but unpaid interest on September 1, 2028 (“Stated Maturity”) and to pay interest thereon (i) from and including the original issue date of the Subordinated Notes to but excluding September 1, 2023, at the rate of 5.625% per annum, computed on the basis of a 360-day year consisting of twelve 30-day months and payable semi-annually in arrears on March 1 and September 1 of each year (each, a “Fixed Interest Payment Date”), beginning March 1, 2019, and (ii) from and including September 1, 2023 to but excluding the Stated Maturity or the early redemption date contemplated by Section 5 of this Subordinated Note, at the rate per annum, reset quarterly, equal to LIBOR determined on the LIBOR Determination Date (as defined below) of the applicable Interest Period plus 278 basis points, computed on the basis of a 360-day year and the actual number of days elapsed and payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year (each, a “Floating Interest Payment Date”). The Company will pay all Additional Interest (as defined in the Indenture), if any, on the dates and in the amounts set forth in the Registration Rights Agreement (as defined in the Indenture). An “Interest Payment Date” is either a Fixed Interest Payment Date or a Floating Interest Payment Date, as applicable. “LIBOR” means, with respect to any Interest Period, the rate for deposits in US dollars for the three-month period which appears on Bloomberg screen HP US0003M (as defined below) at approximately 11:00 a.m., London time, on the applicable LIBOR Determination Date; provided, however, that if the three-month USD LIBOR is less than zero then the three-month USD LIBOR shall be deemed to be zero. Notwithstanding the foregoing: if at any time while any Subordinated Notes are outstanding, the calculation agent determines on the applicable LIBOR Determination Date (as defined below) that LIBOR has been discontinued, then the calculation agent will use, following consultation with the Company, for each LIBOR Determination Date, the substitute or successor reference rate for LIBOR that has been selected by a central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) and whose use is consistent with then-accepted market practice for debt obligations such as the Subordinated Notes (the “Alternative Rate”) and may, after consultation with the Company, determine what business day convention to use, the definition of business day, the reference rate determination date to be used and any other relevant methodology for calculating such substitute or successor reference rate, including any adjustment factor needed to make such Alternative Rate comparable to the LIBOR in a manner that is consistent with industry-accepted practices for the use of such Alternative Rate for debt obligations such as the Subordinated Notes. However, if the calculation agent determines, following consultation with the Company and the holders of the Subordinated Notes, that there is no clear market consensus as to whether any rate has replaced LIBOR in customary market usage, the Company will use reasonable endeavors to appoint in its sole discretion an independent financial advisor to determine an appropriate substitute reference rate, and the decision of the independent financial advisor will be binding on the Company, the calculation agent and the holders of the Subordinated Notes. If the Company is unable to appoint an independent financial advisor, or the independent financial advisor appointed by it fails to determine an appropriate substitute reference rate, then the Company (in consultation with the calculation agent and the holders of the Subordinated Notes to the extent practicable) may determine in good faith a substitute reference rate for purposes of determining the rate of interest for the applicable Interest Period; provided, however, that if the Company is unable or unwilling to determine a substitute reference rate prior to a LIBOR Determination Date in accordance with the immediately preceding clause, the rate of interest will be equal to the rate of interest in effect with respect to the immediately preceding LIBOR Determination Date or, in the case of the initial LIBOR Determination Date, the rate of interest will be equal to 5.625%; provided further, however, that if the Company is notified by Holders of a majority of the Subordinated Notes within five (5) business days after the receipt by all Holders of notice of such Alternative Rate selection that such Holders reasonably believe that such Alternative Rate is not consistent with the successor for LIBOR, including any spread adjustments, generally used in quarterly pay floating rate obligations, then the Alternative Rate shall be the rate selected by the Holders of majority of the Subordinated Notes, each using their commercially reasonable judgment in identifying an alternative rate that is consistent with the successor for LIBOR, including any spread adjustments, generally used in quarterly pay floating rate obligations. In the event the Holders of a majority of the Subordinated Notes cannot reach agreement on such Alternative Rate within fifteen (15) business days of the Company’s notification of its proposed Alternative Rate under this Section, the Alternative Rate shall be the rate identified by the Holder of the largest principal amount of Subordinated Notes, selected based on such Holder’s commercially reasonable judgment as to the an alternative rate that is consistent with the successor for LIBOR, including any spread adjustments, generally used in quarterly pay floating rate obligations.  The Company will appoint an independent calculation agent for the Subordinated Notes prior to the commencement of the floating interest rate period; provided, however, the holders of a majority in principal amount of the then Outstanding Subordinated Notes may replace the calculation agent. The Company may not appoint an affiliate of it as calculation agent. “Bloomberg screen HP US0003M” means the display page currently so designated on the Bloomberg screen HP US0003M (or such other service as may be nominated by the ICE Benchmark Administration Limited (“ICE”) or its successor, or such other entity assuming the responsibility of ICE or its successor in the event ICE or its successor no longer does so, as the successor service, for the purpose of displaying London interbank offered rates for US dollar deposits of major banks). “LIBOR Determination Date” means the second London Banking Day (as defined below) immediately preceding the first day of the relevant Interest Period. “London Banking Day” means any day on which dealings in deposits in US dollars are transacted in the London interbank market. In determining LIBOR during a particular Interest Period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market. Those reference banks and dealers may include the calculation agent itself and the Company’s affiliates.

Any payment of principal of or interest on this Subordinated Note that would otherwise become due and payable on a day which is not a Business Day will become due and payable on the next succeeding Business Day, with the same force and effect as if made on the date for payment of such principal or interest, and no interest will accrue in respect of such payment for the period after such day.

The Company will pay interest on this Subordinated Note to the Person who is the registered Holder at the close of business on the fifteenth calendar day prior to the applicable Interest Payment Date, except as provided in Section 2.10 of the Indenture with respect to Defaulted Interest. This Subordinated Note will be payable as to principal and interest at the office or agency of the Paying Agent, or, at the option of the Company, payment of interest may be made by check delivered to the Holder at its address set forth in the Subordinated Note Register or by wire transfer to an account appropriately designated by the Person entitled to payment; provided, that the Paying Agent will have received written notice of such account designation at least five Business Days prior to the date of such payment (subject to surrender of this Subordinated Note in the case of a payment of interest at Maturity).

3.                                      Paying Agent and Registrar.  UMB Bank, N.A., the Trustee (“Trustee”) under the Indenture, will act as the initial Paying Agent and Registrar through its offices presently located at 5555 San Felipe, Suite 870, Houston, Texas 77002, Attn: Corporate Trust Officer. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4.                                      Subordination. The indebtedness of the Company evidenced by this Subordinated Note, including the principal thereof and interest thereon, is, to the extent and in the manner set forth in the Indenture, subordinate and junior in right of payment to obligations of the Company constituting the Senior Indebtedness (as defined in the Indenture) on the terms and subject to the terms and conditions as provided and set forth in Article XI of the Indenture and will rank pari passu in right of payment with all other Subordinated Notes. Holder, by the acceptance of this Subordinated Note, agrees to and will be bound by such provisions of the Indenture and authorizes and directs the Trustee on his behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided.

5.                                      Redemption.

(a)                                 The Company may, at its option, on any Interest Payment Date on or after September 1, 2023, redeem this Subordinated Note, in whole or in part, without premium or penalty, but in all cases in a principal amount with integral multiples of $1,000. In addition, the Company may redeem all, but not a portion of the Subordinated Notes, at any time upon the occurrence of a Tier 2 Capital Event, Tax Event or an Investment Company Event. Any redemption of this Subordinated Note shall be subject to the prior approval of the Board of Governors of the Federal Reserve System (or its designee) or any successor agency, and any other banking regulatory agency, to the extent such approval shall then be required by law, regulation or policy. This Subordinated Note is not subject to redemption at the option of the Holder. The Redemption Price with respect to any redemption permitted under this Indenture will be equal to 100% of the principal amount of this Subordinated Note, or portion thereof, to be redeemed, plus accrued but unpaid interest and Additional Interest, if any, thereon to, but excluding, the Redemption Date.

(b)                                 If less than the then outstanding principal amount of this Subordinated Note is redeemed, (i) a new note shall be issued representing the unredeemed portion without charge to the Holder thereof and (ii) such redemption shall be effected on a pro rata basis as to the Holders. For purposes of clarity, upon a partial redemption, a like percentage of the principal amount of every Subordinated Note held by every Holder shall be redeemed.

(c)                                  Effectiveness of Redemption.  If notice of redemption has been duly given and notwithstanding that any Subordinated Notes so called for redemption have not been surrendered for cancellation, on and after the Redemption Date interest shall cease to accrue on all Subordinated Notes so called for redemption, all Subordinated Notes so called for redemption shall no longer be deemed outstanding and all rights with respect to such Subordinated Notes shall forthwith on such Redemption Date cease and terminate (unless the Company shall default in the payment of the redemption price), except only the right of the Holder thereof to receive the amount payable on such redemption, without interest.

6.                                      Events of Default; Acceleration.  An “Event of Default” means any one of the events described in Section 4.01 of the Indenture. If an Event of Default described in Section 4.01(1) or Section 4.01(2) of the Indenture occurs, then the principal amount of all of the Outstanding Subordinated Notes, and accrued and unpaid interest, if any, on all Outstanding Subordinated Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or the Holder, and the Company waives demand, presentment for payment, notice of nonpayment, notice of protest, and all other notices. Notwithstanding the foregoing, because the Company will treat the Subordinated Notes as Tier 2 Capital, upon the occurrence of an Event of Default other than an Event of Default described in Section 4.01(1) or Section 4.01(2) of the Indenture, neither the Trustee nor the Holder may accelerate the Maturity of the Subordinated Notes and make the principal of, and any accrued and unpaid interest on, the Subordinated Notes, immediately due and payable. If any Event of Default occurs and is continuing, the Trustee may also pursue any other available remedy to collect the payment of principal of, and interest on, the Subordinated Notes then due and payable or to enforce the performance of any provision of the Subordinated Notes or the Indenture.

7.                                      Failure to Make Payments.  If the Company fails to make any payment of interest on this Subordinated Note when such interest becomes due and payable and such default continues for a period of 30 days, or if the Company fails to make any payment of the principal of this Subordinated Note when such principal becomes due and payable, the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holder, the whole amount then due and payable with respect to this Subordinated Note, with interest upon the overdue principal, any premium and, to the extent permitted by applicable law, upon any overdue installments of interest at the rate or respective rates, as the case may be, provided for or with respect to this Subordinated Note or, if no such rate or rates are so provided, at the rate or respective rates, as the case may be, of interest borne by this Subordinated Note.

Upon an Event of Default, the Company may not declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company’s capital stock, make any payment of principal or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank equal with or junior to this Subordinated Note, or make any payments under any guarantee that ranks equal with or junior to this Subordinated Note, other than: (i) any dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, any class of Company’s common stock; (ii) any declaration of a dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; (iii) as a result of a reclassification of Company’s capital stock or the exchange or conversion of one class or series of Company’s capital stock for another class or series of Company’s capital stock; (iv) the purchase of fractional interests in shares of Company’s capital stock in accordance with the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or (v) purchases of any class of Company’s common stock related to the issuance of common stock or rights under any of benefit plans for Company’s directors, officers or employees or any of Company’s dividend reinvestment plans.

8.                                      Denominations, Transfer, Exchange.  The Subordinated Notes are issuable only in registered form without interest coupons in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The transfer of this Subordinated Note may be registered and this Subordinated Note may be exchanged as provided in the Indenture. The Registrar may require the Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require the Holder to pay any taxes and fees required by law or permitted by the Indenture.

9.                                      Charges and Transfer Taxes. No service charge will be made for any registration of transfer or exchange of this Subordinated Note, or any redemption or repayment of this Subordinated Note, or any conversion or exchange of this Subordinated Note for other types of securities or property, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of this Subordinated Note from the Holder requesting such transfer or exchange.

10.                               Persons Deemed Owners.  The Company and the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Subordinated Note is registered as the owner hereof for all purposes, whether or not this Subordinated Note is overdue, and neither the Company, the Trustee nor any such agent will be affected by notice to the contrary.

11.                               Amendments; Waivers.  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Subordinated Notes at any time by the Company and the Trustee with the consent of the holders of a majority in principal amount of the then Outstanding Subordinated Notes. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the then Outstanding Subordinated Notes, on behalf of the holders of all Subordinated Notes, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Subordinated Note will be conclusive and binding upon such Holder and upon all future holders of this Subordinated Note and of any Subordinated Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Subordinated Note.

12.                               No Impairment.  No reference herein to the Indenture and no provision of this Subordinated Note or of the Indenture will alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest (if any) and Additional Interest on this Subordinated Note at the times, place and rate as herein prescribed.

13.                               Sinking Fund; Convertibility.  This Subordinated Note is not entitled to the benefit of any sinking fund. This Subordinated Note is not convertible into or exchangeable for any of the equity securities, other securities or assets of the Company or any Subsidiary.

14.                               No Recourse Against Others.  No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in this Subordinated Note, or for any claim based thereon or otherwise in respect thereof, will be had against any past, present or future shareholder, employee, officer, or director, as such, of the Company or of any predecessor or successor, either directly or through the Company or any predecessor or successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Subordinated Note by the Holder and as part of the consideration for the issuance of this Subordinated Note.

15.                               Authentication.  This Subordinated Note will not be valid until authenticated by the manual signature of the Trustee or an Authenticating Agent.

16.                               Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act). Additional abbreviations may also be used though not in the above list.

17.                               Available Information. The Company will furnish to the Holder upon written request and without charge a copy of the Indenture. Requests by Holder to the Company may be

made to: HarborOne Bancorp, Inc., 770 Oak Street, Brockton, MA 02301, Attention: Chief Financial Officer.

18.                               Governing Law.  THIS SUBORDINATED NOTE WILL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY LAWS OR PRINCIPLES OF CONFLICT OF LAWS THAT WOULD APPLY THE LAWS OF A DIFFERENT JURISDICTION.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Subordinated Note to be duly executed.

Dated: August 30, 2018

HARBORONE BANCORP, INC.

By:
	Name:	James W. Blake
	Title:	Chief Executive Officer

[Signature Page to Subordinated Note]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Subordinated Notes of HarborOne Bancorp, Inc. referred to in the within-mentioned Indenture:

UMB Bank, N.A.,

as Trustee

By:
Name
Title:
Dated:

[Signature Page to Subordinated Note]

ASSIGNMENT FORM

To assign this Subordinated Note, fill in the form below: (I) or (we) assign and transfer this Subordinated Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. No.)

and irrevocably appoint                                agent to transfer this Subordinated Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your signature:
(Sign exactly as your name appears on the face of this Subordinated Note)

Tax Identification No:

Signature Guarantee:

(Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15).

The undersigned certifies that it [is / is not] an Affiliate of the Company and that, to its knowledge, the proposed transferee [is / is not] an Affiliate of the Company.

In connection with any transfer or exchange of this Subordinated Note occurring prior to the date that is one year after the later of the date of original issuance of this Subordinated Note and the last date, if any, on which this Subordinated Note was owned by the Company or any Affiliate of the Company, the undersigned confirms that this Subordinated Note is being:

CHECK ONE BOX BELOW:

☐     (1)     acquired for the undersigned’s own account, without transfer;

☐     (2)     transferred to the Company;

☐     (3)     transferred in accordance and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”);

☐     (4)     transferred under an effective registration statement under the Securities Act;

[Signature Page to Subordinated Note]

☐     (5)     transferred in accordance with and in compliance with Regulation S under the Securities Act;

☐     (6)     transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) or an “accredited investor” (as defined in Rule 501(a)(4) under the Securities Act), that has furnished a signed letter containing certain representations and agreements; or

☐     (7)     transferred in accordance with another available exemption from the registration requirements of the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Paying Agent will refuse to register this Subordinated Note in the name of any person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Paying Agent may require, prior to registering any such transfer of this Subordinated Note, in its sole discretion, such legal opinions, certifications and other information as the Paying Agent may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act such as the exemption provided by Rule 144 under such Act.

Signature:

Signature Guarantee:

(Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15).

TO BE COMPLETED BY PURCHASER IF BOX (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Subordinated Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:	Signature:

[Signature Page to Subordinated Note]